UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2011

Ryder System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11690 NW 105th Street, Miami, Florida		33178
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 6, 2011, Ryder System, Inc. held its Annual Meeting of Shareholders. At the meeting, the shareholders voted as indicated below on the following proposals:

1. Election of directors for a three-year term of office expiring at the 2014 Annual Meeting.

	Nominee	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
1a.	James S. Beard	41,340,692	1,185,614	80,145	3,175,716
1b.	L. Patrick Hassey	41,340,186	1,204,992	61,273	3,175,716
1c.	Lynn M. Martin	40,292,432	2,232,907	81,112	3,175,716
1d.	Hansel E. Tookes, II	37,748,626	4,770,473	87,352	3,175,716

Each nominee was elected as a director of Ryder System, Inc.

2.	Ratification of PricewaterhouseCoopers LLP as independent registered certified public accounting firm for the 2011 fiscal year.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
45,272,322	472,901	36,944	—

Proposal 2 was approved.

3. Approval, on an advisory basis, of the compensation of our named executive officers.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
40,089,716	2,433,474	83,261	3,175,716

The shareholders approved Proposal 3, a non-binding advisory vote.

4.	Approval, on an advisory basis, of the frequency of the shareholder vote on the compensation of our named executive officers (every 1, 2 or 3 years).

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
30,948,054	278,843	11,310,717	68,837	3,175,716

The shareholders approved an annual frequency with respect to Proposal 4, a non-binding advisory vote.

Based on the results of this non-binding advisory vote, the Board of Directors of the Company has determined that future advisory votes on the compensation of our named executive officers will be held annually and will be included in the proxy materials for each Annual Meeting, until the next required vote on the frequency of the advisory vote on the compensation of our named executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.

May 6, 2011	By:	Robert D. Fatovic

Name: Robert D. Fatovic
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary